                        INFORMATION STATEMENT PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:
[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14c-5(d)(2)
[X]  Definitive Information Statement


                          ACCIDENT PREVENTION PLUS, INC.
                          ------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:________.
     (2)  Aggregate number of securities to which transaction applies:________.
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):_______.
     (4)  Proposed maximum aggregate value of transaction:_____.
     (5)  Total fee paid:_____.
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
     (1)  Amount previously paid:______
     (2)  Form, Schedule or Registration Statement No.:______.
     (3)  Filing Party: _________
     (4)  Date Filed: __________

                         ACCIDENT PREVENTION PLUS, INC.
                             325 Wireless Boulevard
                            Hauppauge, New York 11788

                              INFORMATION STATEMENT
                                      Dated
                                November 5, 2001


                                     GENERAL

         This Information Statement is being circulated to the shareholders of Accident Prevention Plus, Inc., a Nevada corporation (the "Company") in connection with the taking of corporate action without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Company's $0.001 par value common stock (the "Common Stock").

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         As more completely described below, the matters upon which action is proposed to be taken are: (i) the election of five directors to serve as directors of the Company until the next annual meeting of the Company's shareholders or until their successors have been elected and qualified, (ii) the ratification of the selection of auditors for the fiscal year ending December 31, 2001, and (iii) approval of a one-for-ten (1 for 10) reverse stock split.

         The date, time and place at which action is to be taken by written consent on the matters to be acted upon, and at which consents are to be submitted, are November 26, 2001, at 10:00 AM (Eastern Standard Time) at 325 Wireless Boulevard Hauppauge, New York 11788.

         This information statement is being first sent or given to security holders on approximately November 6, 2001.

                       VOTING SECURITIES AND VOTE REQUIRED

         On October 23, 2001, the Board of Directors authorized and approved, subject to shareholder approval, certain corporate actions, which the Board of Directors deemed to be in the best interests of the Company and its shareholders. The Board of Directors further authorized the preparation and circulation of this information statement and a shareholder's consent to the holders of a majority of the outstanding shares of the Company's Common Stock.

         There are currently 19,369,007 shares of the Company's Common Stock outstanding, and each share of Common Stock is entitled to one vote. The consent of shareholders holding at least 9,684,504 of the Common Stock is necessary to approve the matters being considered. Except for the Common Stock there is no other class of voting securities outstanding at this date. The record date for determining shareholders entitled to vote or give consent is November 1, 2001.

         The matters upon which action is proposed to be taken are: (i) the election of the following five persons to serve as directors of the Company until the next annual meeting of the Company's shareholders or until their successors have been elected and qualified-Richard J. Goodhart, Jean Paul Daveau, Jean-Claude Perche, Steven H. Wahrman and Rhett Kirchhoff, (ii) the ratification of the selection of Grassi & Co., P.C. as the Company's independent public accountants for the fiscal year ending December 31, 2001, and (iii) the effectuation by the Board of Directors of a reverse stock split of one-for-ten of the Company's outstanding Common Stock (the "Reverse Stock Split"), upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and its shareholders.

         The cost of this Information Statement, consisting of printing, handling, and mailing of the Information Statement and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding the Information Statement to the beneficial owners of the shares of Common Stock, will be paid by the Company.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

         As of the date of this Information Statement, the directors and executive officers of the Company are as follows:

Name                       Age              Position with the Company
-------------------        ---              -------------------------------

Jean-Claude Perche         62               President, Chief Executive
                                            Officer, and Director Nominee

Richard J. Goodhart        52               Director and Chairman of the
                                            Board, Executive Vice President

Steven H. Wahrman          43               Director

Jean Paul Daveau           45               Director and Executive Vice
                                            President of Engineering/Design

Rhett Kirchhoff            37               Director Nominee

         For further information concerning the Officers, Directors, and Nominees to the Board of Directors, please see "Election of Directors-Information Concerning Nominees."

Audit Committee

         As of the date of this Information Statement, the Company has not appointed members to an audit committee and, therefore, the role of an audit committee has been conducted by the Board of Directors of the Company. When established, the audit committee's primary function will be to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The audit committee's primary duties and responsibilities will be to: (i) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;
(ii) review and appraise the audit efforts of the Company's independent accountants; (iii) evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (iv) oversee management's establishment and enforcement of financial policies and business practices; and
(v) provide an open avenue of communication among the independent accountants, management and the Board of Directors.

         The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal independent accountant's independence, and concluded that the auditor for the previous fiscal year was independent.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information as of the Record Date concerning: (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.

                                                   SHARES BENEFICIALLY OWNED
NAME                             POSITION      AMOUNT AND NATURE OF   PERCENT OF
                                               BENEFICIAL OWNERSHIP   OWNERSHIP
--------------------------------------------------------------------------------
                                                            (1)(2)(3)
Richard J. Goodhart           Executive Vice       9,157,768              44.7%
325 Wireless Boulevard        President/
Hauppauge, New York 11788     Chairman of the
                              Board

                                                            (1)(4)
Steven H. Warhman             Director             4,341,840              21.2%
325 Wireless Boulevard
Hauppauge, New York 11788

                                                            (1)(5)
Jean Paul Daveau              Executive Vice       3,049,680              14.9%
325 Wireless Boulevard        President of
Hauppauge, New York 11788     Engineering and
                              Design/Director

                                                            (6)
All officers and directors                        16,549,288              80.8%
as a group as of November 1,
2001 (4 persons)
--------------------------------------------------------------------------------

(1)      These are restricted shares of Common Stock.

(2) Includes the assumption of the exercise of options by Mr. Goodhart pursuant to (a) the terms of the Non-Qualified Stock Option Plan to purchase 500,000 shares of restricted Common Stock at $1.45 per share; and (b) the terms of an employment agreement dated June 29, 2001 between the Company and Mr. Goodhart to purchase 4,121,128 shares of restricted Common Stock at $0.34 per share. As of the date of this Information Statement, no options have been exercised by Mr. Goodhart.

(3) In the event the Company should default on a promissory note with the Bank of Smithtown, pursuant to the terms of a settlement agreement, the Bank of Smithtown may foreclose on certain of the shares held of record by Richard Goodhart (which have been pledged to secure the Company's obligations to the Bank of Smithtown), and may sell such shares to a third party.

(4) Includes the assumption of the exercise of options by Mr. Wahrman pursuant to (a) the terms of the Non-Qualified Stock Option Plan to purchase 500,000 shares of restricted Common Stock at $1.45 per share; and (b) the terms of an employment agreement dated June 29, 2001 between the Company and Mr. Wahrman to purchase 2,724,000 shares of restricted Common Stock at $0.34 per share. As of the date of this Information Statement, no options have been exercised by Mr. Wahrman.

(5) Includes the assumption of the exercise of options by Mr. Daveau pursuant to (a) the terms of the Non-Qualified Stock Option Plan to purchase 500,000 shares of restricted Common Stock at $1.45 per share; and (b) the terms of an employment agreement dated June 29, 2001 between the Company and Mr. Daveau to purchase 1,500,000 shares of restricted Common Stock at $0.34 per share. As of the date of this Information Statement, no options have been exercised by Mr. Daveau.

(6) Includes the assumption of the exercise of options to purchase an aggregate 8,738,968 shares of restricted Common Stock (1,500,000 at $1.45 per share and 7,238,968 at $0.34 per share). See "EXECUTIVE COMPENSATION" and "COMPENSATION PURSUANT TO PLANS".


                             EXECUTIVE COMPENSATION

         As of the date of this Information Statement, none of the officers or directors of the Company have been paid any compensation for their respective roles to date or during the prior fiscal years; however certain amounts have been accrued for future payment. Officers and directors of the Company are reimbursed for any out-of-pocket expenses incurred by them on behalf of the Company. As of December 31, 2000, the Company has accrued approximately $685,500 in aggregate salary pursuant to the 1999 Employment Agreements and, as of the date of this Information Statement, has paid $-0-.

1999/2000 Employment Agreements

         On January 1, 1999, the Company had entered into employment agreements with certain of its executive officers/directors, Messrs. Richard Goodhart, Steven Wahrman and Jean Paul Daveau (collectively, the "1999 Employment Agreements") and, on July 1, 2000, the Company had entered into an employment agreement with Mr. Julius J. Valente, Jr.

         As of the date of this Information Statement, the employment agreement between the Company and Julius J. Valente, Jr. has been terminated due to the resignation by Mr. Valente as the Chief Financial Officer of the Company.

2001 Employment Agreements

         The 1999 Employment Agreements were terminated on June 29, 2001. New employment agreements dated July 1, 2001, respectively, were approved and authorized by the Board of Directors of the Company and entered into between the

Company and Mr. Goodhart as President and Chief Executive Officer, Mr. Wahrman as Chief Operating Officer, and Mr. Daveau as Vice President of
Engineering/Design (collectively, the "2001 Employment Agreements").

         Commencing July 1, 2001 and automatically renewable annually for a five year period, the terms and provisions of the respective 2001 Employment Agreements are as follows: (i) each officer/director will receive an annual salary of $120,000; (ii) each officer/director will receive an annual cash bonus equal to one percent (1%) of the annual net profits for the preceding fiscal year; and (iii) each officer/director will be granted stock options pursuant to the Company's Non-Qualified Stock Option Plan to purchase 500,000 shares of restricted Common Stock of the Company at $1.45 per share within five years from the effective date of the 2001 Employment Agreement. Other benefits provided for in the 2001 Employment Agreements are disability and health insurance coverage, automobile and expense allowances and travel and entertainment allowances.

         Pursuant to the provisions of Mr. Richard Goodhart's 2001 Employment Agreement, stock options (not to be governed by the Non-Qualified Stock Option
Plan) were granted to Mr. Goodhart to purchase 4,121,128 shares of restricted Common Stock at $0.34 per share within five years from the effective date of the 2001 Employment Agreement (collectively, the "Stock Options"). The Stock Options may not be diluted for future reorganizations, recapitalizations, reverse stock splits, combinations of shares, merger or consolidation.

         Pursuant to the provisions of Mr. Steve Wahrman's 2001 Employment Agreement, stock options (not to be governed by the Non-Qualified Stock Option
Plan) were granted to Mr. Wahrman to purchase 1,617,840 shares of restricted Common Stock at $0.34 per share within five years from the effective date of the 2001 Employment Agreement (collectively, the "Stock Options"). The Stock Options may not be diluted for future reorganizations, recapitalizations, reverse stock splits, combinations of shares, merger or consolidation.

         Pursuant to the provisions of Mr. Daveau's 2001 Employment Agreement, stock options (not to be governed by the Non-Qualified Stock Option Plan) were granted to Mr. Daveau to purchase 1,500,000 shares of restricted Common Stock at $0.34 per share within five years from the effective date of the 2001 Employment Agreement (collectively, the "Stock Options"). The Stock Options may not be diluted for future reorganizations, recapitalizations, reverse stock splits, combinations of shares, merger or consolidation.

         The Stock Options were granted to Messrs. Goodhart, Wahrman and Daveau in the amounts set forth below at an exercise price of $0.34 per share, which exercise price the Board of Directors of the Company believed was at least equal to the fair market value price of the Company's shares of Common Stock on June 29, 2001. As of the date of this Information Statement, Stock Options have been granted to purchase an aggregate of 7,238,968 shares to the following individuals. All Stock Options granted are exercisable by the respective individual from the date of grant through the date of expiration.

--------------------------------------------------------------------------------
                                Number of      Date of    Exercise     Date of
                             Shares Granted     Grant      Price     Expiration
                             --------------     -----      -----     ----------

Richard Goodhart .....        4,121,128        06-29-01    $0.34      06-29-06

Steven Wahrman .......        1,617,840        06-29-01    $0.34      06-29-06

Jean Paul Daveau .....        1,500,000        06-29-01    $0.34      06-29-06

TOTAL ................        7,238,968
--------------------------------------------------------------------------------


                         COMPENSATION PURSUANT TO PLANS

Non-Qualified Stock Option Plan

         On January 1, 1999, the Board of Directors of the Company adopted the Non-Qualified Stock Option Plan (the "SOP") which provided for the issuance of options to purchase an aggregate of 6,000,000 shares of Common Stock at $1.45 per share. The purpose of the SOP is to make options available to directors, management and significant contractors of the Company in order to encourage them to secure an increase on reasonable terms of their stock ownership in the Company and to remain in the employ of the Company, and to provide them compensation for past services rendered.

         The SOP is administered by the Board of Directors which determines the persons to whom options will be granted under the SOP, the time when such options will be granted, the number of shares of Common Stock subject to each option, the method of payment of the exercise price of such options, the period during which such options will be exercisable, and such other terms and provisions so long as those terms and provisions are not inconsistent with the provisions of the SOP. The exercise of an option may be less than fair market value of the underlying shares of Common Stock. No options granted under the SOP will be transfereable by the optionee other than by will or the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by such optionee.

         The exercise price of an option granted pursuant to the SOP may be paid in cash, by the surrender of options, in Common Stock, in other property, including the optionee's promissory note, or by a combination of the above.

         As of the date of this Information Statement, options have been granted in the aggregate of 2,200,000 shares to the following individuals. All options granted are exercisable by the respective individual from the date of grant through the date of expiration.

--------------------------------------------------------------------------------
                                Number of      Date of    Exercise     Date of
                             Shares Granted     Grant      Price     Expiration
                             --------------     -----      -----     ----------

Richard Goodhart .....          500,000        01-01-99    $1.45      01-01-04

Steven Wahrman .......          500,000        01-01-99    $1.45      01-01-04

Jean Paul Daveau .....          500,000        01-01-99    $1.45      01-01-04

Jeffrey Carus ........          200,000        07-01-00    $1.45      07-01-05

Julius J. Valente, Jr.          500,000        07-01-00    $1.45      07-01-05

TOTAL ................        2,200,000
--------------------------------------------------------------------------------

Options Under 2001 Employment Agreements

         Pursuant to the provisions of the respective 2001 Employment Agreement, stock options (not to be governed by the Non-Qualified Stock Option Plan) were granted to Messrs. Goodhart, Wahrman and Daveau to purchase 4,121,128, 1,617,840 and 1,500,000 shares of restricted Common Stock at $0.34 per share, respectively, within five years from the effective date of the 2001 Employment Agreement (collectively, the "Stock Options"). See "EXECUTIVE COMPENSATION - 2001 Employment Agreements".


                              CERTAIN TRANSACTIONS

Acquisition of IPS-NY

         On October 28, 1998, the Company entered into an agreement and plan of reorganization with International Purchasing Service, Inc. ("IPS-NY"). Pursuant to the terms and provisions of a Plan of Reorganization, the Company agreed to transfer and assign to Mr. Richard Goodhart, the then sole shareholder of IPS-NY, 2,975,000 shares of its restricted common stock in exchange for all of the issued and outstanding shares of common stock of IPS-NY. Prior to execution of the Plan of Reorganization, Mr. Goodhart was a director and the president of IPS-NY and was also a member of APP LLC holding an approximate 51% equity ownership interest in APP LLC. After consummation of the Plan of Reorganization and the Exchange Agreement, the Company issued to Mr. Richard Goodhart 2,975,000 shares of its restricted common stock in accordance with the terms of the Plan of Reorganization and 1,561,960 shares of its restricted common stock in accordance with the terms of the Exchange Agreement. On October 28, 1998, Mr. Richard Goodhart was elected as a director and Chairman of the Board, Chief Executive Officer of the Company.

         Among the factors considered by the Board of Directors of the Company in evaluating the acquisition of IPS-NY were (i) the financial condition, performance and prospects of IPS-NY; (ii) analysis of the value of exclusive representation agreements between IPS-NY and certain manufacturers, including Teledyne Vacuum Technologies, Omnirel Corporation and Jaco Electronics International Division; (iii) analysis of the value of the international sales structure established by IPS-NY and the existence of certain contacts; (iv) utilization by the Company of a portion of the line of credit held by IPS-NY with Bank of Smithtown; (v) analysis of the experience of personnel in IPS-NY in component purchasing and the value of the existence of a purchasing department; and (vi) future potential role of IPS-NY, which included control production and arrangement of sub-contract manufacturing facilities.

         The Board of Directors of the Company valued IPS-NY at approximately $215,688 and approved the issuance of 10% of the total proposed outstanding shares of common stock of the Company as fair and just compensation for the acquisition of IPS-NY. For financial statement purposes, the assets and liabilities of IPS-NY have been recorded at predecessor cost.

2001 Employment Agreements

         The Company has entered into employment agreements dated June 29, 2001 with two of its executive officers/directors. As of December 31, 2000, the Company has accrued approximately $685,500 of salary and paid $-0- to the officers.

Loans/Notes Payable to Officers

         As of December 31, 2000, the Company owed an aggregate of approximately $416,258 to a director, Mr. Steven Wahrman, comprised of the following: (i) a $50,000 promissory note with interest accruing at 8% per annum, which is payable on demand; (ii) a $240,000 loan with interest accruing at 9.25 per annum and due on demand that Mr. Wahrman had secured personally through a financial institution and which the Company has guaranteed Mr. Wahrman reimbursement for all interest and direct costs of such loan; and (iii) advances and unreimbursed expenses amounting to $118,758, which are non-interest bearing. As of December 31, 2000, the $50,000 promissory note remained unpaid as a result of the execution by Mr. Wahrman of a waiver of repayment until December 31, 2001. The promissory note continues to accrue interest at the rate of 8% per annum. As of December 31, 2000, accrued interest on such note was in the amount of $18,000.

         As of December 31, 2000, the Company owed an aggregate of approximately $30,000 to its prior chief financial officer, Mr. Julius Valente, pursuant to two promissory notes with interest accruing at 10% per annum due December 31, 2000. As of the date of this Information Statement, Mr. Valente has not demanded repayment and intends to execute a waiver of repayment until approximately December 31, 2001.

         As of December 31, 2000, the amounts due Messrs. Wahrman and Valente have been offset by $229,987 representing advances made to such officers/directors, which are non-interest bearing and due on demand.

         During August and December 1997, the Company borrowed $16,500 and $17,000, respectively, from Mr. Ives Wahrman, a prior director of the Company, without interest, payable ninety days from the date of borrowing. In March 1998, IPS-NY borrowed $4,000 from Mr. Ives Wahrman under the same terms. As of December 31, 2000, such notes remain unpaid as a result of the execution by Mr. Wahrman of two separate waivers of repayment until December 31, 2001, respectively.

Loans Due From Officers

         As of December 31, 2000, Mr. Daveau and Mr. Goodhart owed the Company approximately $314,578. Of the aggregate amount of $314,578, Mr. Daveau owed the Company approximately $208,472 resulting from non-interest bearing advances due on demand. Mr. Goodhart owed the Company approximately $106,106 resulting from a non-interest bearing advance payable on demand.

         As of the date of this Information Statement, the Company has not entered into any other contractual arrangements with related parties other than those transactions resulting primarily from advances made by related parties to the Company and subsequent issuance of notes.

         There is not any currently proposed transaction, or series of the same to which the Company is a party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer, nominee, five percent shareholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2000 and during the nine-month period ended September 30, 2001.


                 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO
                            MATTERS TO BE ACTED UPON

         As of the date of this Information Statement, Mr. Goodhart holds of record 4,536,640 shares of Common Stock (which represents an approximate 22.1% equity ownership interest). Mr. Goodhart's shares of Common Stock and his option's to purchase 500,000 shares of Common Stock under the SOP are subject to the Reverse Stock Split. Mr. Goodhart's options to purchase 4,121,128 shares of Common Stock under the 2001 Employment Agreement, however, is absolute and is not subject to adjustment for the Reverse Stock Split. Accordingly, Mr. Goodhart will hold of record 453,664 shares of Common Stock, options to purchase 50,000 shares of Common Stock under the SOP, and options to purchase 4,121,128 shares of Common Stock under the 2001 Employment Agreement following the Reverse Stock Split.

         As of the date of this Information Statement, Mr. Wahrman holds of record 1,117,840 shares of Common Stock (which represents an approximate 5.5% equity ownership interest). Mr. Wahrman's shares of Common Stock and his option's to purchase 500,000 shares of Common Stock under the SOP are subject to the Reverse Stock Split. Mr. Wahrman's options to purchase 2,724,000 shares of Common Stock under the 2001 Employment Agreement, however, is absolute and is not subject to adjustment for the Reverse Stock Split. Accordingly, Mr. Wahrman will hold of record 272,420 shares of Common Stock, options to purchase 50,000 shares of Common Stock under the SOP, and options to purchase 2,724,000 shares of Common Stock under the 2001 Employment Agreement following the Reverse Stock Split.

         As of the date of this Information Statement, Mr. Daveau holds of record 1,049,680 shares of Common Stock (which represents an approximate 5.1% equity ownership interest). Mr. Daveau's shares of Common Stock and his option's to purchase 500,000 shares of Common Stock under the SOP are subject to the Reverse Stock Split. Mr. Daveau's options to purchase 1,500,000 shares of Common Stock under the 2001 Employment Agreement, however, is absolute and is not subject to adjustment for the Reverse Stock Split. Accordingly, Mr. Daveau holds of record 104,968 shares of Common Stock, options to purchase 50,000 shares of Common Stock under the SOP, and options to purchase 1,500,000 shares of Common Stock under the 2001 Employment Agreement following the Reverse Stock Split.

         As of the date of this Information Statement, there are no persons who have been a director or officer of the Company since the beginning of the last fiscal year, or are currently a director or officer of the Company, or are a nominee for election as a director, that oppose any action to be taken by the Company.

                          ELECTION OF FIVE (5) PERSONS
                      TO SERVE AS DIRECTORS OF THE COMPANY

         The Company's directors are elected annually to serve until the next annual meeting of shareholders or until their successors shall have been elected and qualified. The number of directors presently authorized by resolution of the Board of Directors shall be no less than two (2) nor more than nine (9). All of the nominees have advised the Company of their availability and willingness to serve as directors of the Company.

Information Concerning Nominees

         JEAN-CLAUDE PERCHE has been the President and Chief Executive Officer of the Company since September 24, 2001, and is a nominee Director. During the past fifteen years, Mr. Perche was (i) the divisions director and vice president retail Europe group with AT&T/GIS-NCR (Paris, France), where he was primarily responsible for promoting decision support systems and synergyzing between computing and telecommunications; (ii) the sales and marketing director with Ferry-Peter (Paris, France); (iii) the account director with International Computers Ltd., where he was responsible for the sales and marketing of large accounts in France; (iv) the co-founder of and sales and marketing director for EDP Marketing (Paris, France), a company which marketed and sold IBM computers and peripherals; and (v) the founder and chairman of Microdata International (Paris, France), a company which promoted Apple computers. Mr. Perche is a graduate electronic engineer from ESME (Paris, France), holds a degree in Business Administration from the Institute d'Administration des Enterprises (Paris, France) and holds a PhD in Physics from Paris University and College de France.

         RICHARD J. GOODHART has been a Director and Chairman of the Board since October 1993, and the Executive Vice President of the Company since September 24, 2001. Mr. Goodhart had been the Chief Executive Officer of the Company since October 1993 until his resignation on September 24, 2001. Mr. Goodhart has had nineteen years in international sales and marketing in the electronic component industry and ten years in purchasing management. Prior to his involvement in the Company, Mr. Goodhart held positions as the Vice President of Sale and Finance for Ex-Electronics and was International Sales and Marketing Manager for Jaco Electronics. Mr. Goodhart holds a Bachelor of Science degree in Business Management from Western New England College.

         STEVEN H. WAHRMAN has been a Director of the Company since February 1996 and was the president and chief operating officer of the Company since February of 1996 until his resignation as such on September 24, 2001. During such time, Mr. Wahrman had been responsible for all phases of worldwide implementation of market research, strategic planning and promotion and the daily operations of the Company. Mr. Wahrman has twenty years of experience in sales and marketing. For a period of fourteen years, Mr. Wahrman was President of S.W. Intimates. Mr. Wahrman holds a Bachelor of Science degree in Marketing with a minor in Advertising from The American University.

         JEAN PAUL DAVEAU has been a Director and the Executive Vice President of Engineering and Design of the Company since October of 1993. Mr. Daveau is responsible for establishing and overseeing the engineering and design staff and all aspects of technical research, including the compilation of specifications and manuals. Mr. Daveau has spent over a decade designing and developing onboard recording systems, and has worked with Royal Dutch Shell, Schlumberger, and Western Atlas. In addition, Mr. Daveau has extensive experience in the fields of hardware and software, and has acted as a consultant engineer in the industrial computing industry. For a period of five years, Mr. Daveau was the President and Managing Director of Microsam.

         RHETT KIRCHHOFF is a nominee Director and has been involved with various retail brokerage firms for the past thirty years having worked in the brokerage retail sectors at Butcher & Singer, Inc., Wheat First Securities and PaineWebber Inc. During such time, Mr. Kirchhoff acquired knowledge and experience in all aspects of security transactions, corporate financing, securities trading, and pension and profit sharing. Mr. Kirchhoff also worked in the insurance industry during which he acquired knowledge and experience in international banking. From 1995 to 2000, Mr. Kirchhoff was the founder and owner of DiMeclior, Kerchhoff & Co., a broker dealer firm, which represented high net worth clients and sports personalities. From 1999 to current, Mr. Kirchhoff is the founder and owner of New Alliance Corporation, a business consulting firm. Mr. Kirchhoff graduated from Glassboro College with a degree in economics and minor in finance.

         As of the date of this Information Statement, no director or executive officer of the Company is or has been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) within the past five years; (iii) being subject to any order, judgment or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Board Approval

         The Board of Directors has nominated this slate of directors and each of the existing officers and directors has indicated that they will vote the shares of Common Stock, which they hold in favor of or consent to the election of these persons to the Company's Board of Directors.


                          RATIFICATION OF SELECTION OF
                       GRASSI & CO., P.C. AS INDEPENDENT
                       PUBLIC ACCOUNTANTS OF THE COMPANY

         On September 6, 2001, the Board of Directors made a unanimous decision to terminate the services of its principal independent accountant, Goldstein Golub Kessler LLP ("GGK"). The termination of GGK resulted from a business decision made by the Board of Directors of the Company that it would be in the best interests of the Company to engage the services of an independent accountant, which has an emphasis on developmental companies. On September 6, 2001, the Company received an acknowledgment from GGK regarding GGK's termination. Subsequently, the Board of Directors of the Company unanimously approved the engagement of the accounting firm of Grassi & Co., P.C. ("Grassi") as the Company's independent public accountant for the fiscal year ended December 31, 2001.

         During the period of its engagement (March 1, 2001 through September 6, 2001), GGK's services included completion of the audit of the Company's consolidated financial statements for fiscal year ended December 31, 2000. Such audited consolidated financial statements were included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on May 25, 2001. During the period of its engagement, GGK did not provide any services to the Company relating to review of the Company's consolidated financial statements for the periods ended March 31, 2001 and June 30, 2001, respectively.

         During the period of its engagement, there were no disagreements with GGK which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreements in connection with its audit report on the Company's consolidated financial statements for fiscal year ended December 31, 2000. GGK, as the Company's principal independent accountant, did not provide an adverse opinion or disclaimer of opinion on the Company's consolidated financial statements for fiscal year ended December 31, 2000, nor modify its opinion as to uncertainty, audit scope or accounting principles; however, GGK did modify its opinion due to going concern uncertainties.

         During the period of GGK's engagement as the Company's independent principal accountant, the Company did not consult with Grassi regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Grassi concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

         On September 7, 2001, the Board of Directors of the Company approved and authorized the engagement of Grassi & Co., P.C., 2001 Marcus Avenue, Suite 265, Lake Success, New York 11042 as the principal independent accountant for the Company.

Board Approval

         The Board of Directors has indicated that they will vote the shares of Common Stock which they hold in favor of or consent to the selection of Grasssi & Co., P.C. as the Company's independent accountants for the fiscal year ending December 31, 2001.


                          REVERSE STOCK SPLIT

         On October 23, 2001, the Board of Directors at a special meeting authorized and approved, subject to shareholder approval, a Reverse Stock Split of one-for-ten of the Company's outstanding Common Stock that may be effected by the Board depending on market conditions. The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock.

         The Board of Directors intends to effect the Reverse Stock Split on November 26, 2001, assuming that a majority of the holders of the Company's Common Stock have voted in favor of or consented to the Reverse Stock Split; provided that based upon market conditions at that time the Board of Directors believes that the Reverse Stock Split is in the best interests of the Company and the shareholders. The Board of Directors believes that the Reverse Stock Split will result in the greater marketability and liquidity for the Common Stock. Shareholders are cautioned that there can be no assurance that this will be true IF the reverse stock split is effected.

         As of the date of this Information Statement, it is anticipated that the Reverse Stock Split will become effective on November 27, 2001 (the "Effective Date"). If the Reverse Stock Split is not effected by December 31, 2001, the Board of Directors will take action to abandon the Reverse Stock Split without further shareholder action or notice. The procedures for consummation of the Reverse Stock Split are attached hereto as Exhibit A.

Purposes And Effects Of The Reverse Stock Split

         The Common Stock is listed for trading on the OTC Bulletin Board under the symbol ACDP. On the Record Date, the reported closing price of the Common Stock on the OTC Bulletin Board was $0.23 per share. The Company intends to use its best efforts in the future to cause its shares of Common Stock to be approved for trading on the American Stock Exchange (the "American Stock Exchange"). The Company currently does not qualify for listing on the American Stock Exchange because its per-share price of $0.23 (as of the close of trading on November 1, 2001) is below the level required for listing on the American Stock Exchange. Further, the Company's net tangible assets and shareholders' equity are below the minimum requirements of $4,000,000 and $2,000,000, respectively, for inclusion on the American Stock Exchange. Management believes that, based on future generation of revenues and offerings of Common Stock, the Company may eventually meet the net tangible assets requirement imposed by the American Stock Exchange and the shareholder equity requirement imposed by the American Stock Exchange. Management intends to effect a Reverse Stock Split at a level of one-to-ten which it believes is sufficient to enable the Company in the future to meet such requirements for listing on the American Stock Exchange. Although there can be no assurance, the Board of Directors believes that a Reverse Stock Split will help the Company to attain both of its goals of achieving a per-share price in excess of $3.00 and increasing the marketability and liquidity of the Company's Common Stock.

         Additionally, the Board believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

         On the Record Date the number of record holders of the Common Stock was 174 and the number of beneficial holders of Common Stock was estimated to be approximately 250. The Company does not anticipate that any Reverse Stock Split will result in a significant reduction in the number of such holders, and does not currently intend to effect any Reverse Stock Split that would result in a reduction in the number of holders large enough to jeopardize listing of the Common Stock on the American Stock Exchange or the Company's being subject to the periodic reporting requirements of the Securities and Exchange Commission.

         The Reverse Stock Split would have the following effects upon the number of shares of Common Stock outstanding (19,369,007 shares as of the Record
Date) assuming that no additional shares of Common Stock are issued by the Company after the Record Date and that the Reverse Stock Split is effected and without taking into account any increase in the number of outstanding shares resulting from the exercise of outstanding options. The Common Stock will continue to be $0.001 par value common stock following any Reverse Stock Split, and the number of shares of Common Stock outstanding will be reduced. The following example is intended for illustrative purposes.

                  Reverse Stock                    Common Stock
                     Split                         Outstanding

                  1 for 10                         1,936,901

         At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate fraction of a share of the Company's Common Stock, $0.00001 par value per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will in lieu receive one full share upon surrender of certificates formerly representing Old Common Stock held by such holder.

Federal Income Tax Consequences of the Reverse Stock Split

         The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     1.   The reverse split will qualify as a recapitalization described in
          Section 368(a)(1)(E) of the Code.

     2. No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

     3. No gain or loss will be recognized by a shareholder who exchanges all of his shares of Old Common Stock solely for shares of New Common Stock.

     4. The aggregate basis of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefore.

     5. The holding period of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of Old Common Stock surrendered in exchange therefor.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.


                          PROPOSALS BY SECURITY HOLDERS

         The Board of Directors does not know of any matters that are to be presented to the shareholders for their approval and consent pursuant to the Written Consent of Shareholders other than those referred to in this Information Statement. If any shareholder of the Company entitled to vote by written authorization or consent has submitted to the Company a reasonable time before the Information Statement is to be transmitted to shareholders a proposal, other than elections to offices, such proposal must be received at the Company's offices, 325 Wireless Boulevard, Hauppauge, New York 11788, Attention:
President, not later than November 26, 2001.


                    DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
                               SHARING AN ADDRESS

         One Information Statement will be delivered to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of an annual report of Information Statement. In the event a shareholder desires to provide such notice to the Company, such notice may be given verbally by telephoning the Company's offices at (631.360.0600) or by mail to 325 Wireless Boulevard, Hauppauge, New York 11788.

                                    By Order of the Board of Directors


                                    Jean-Claude Perche, President

                                    EXHIBIT A
                             THE REVERSE STOCK SPLIT

         RESOLVED, that the Board of Directors be, and it hereby is, authorized to effect a Reverse Stock Split in accordance with the following Resolutions if the Board determines in the exercise of their discretion that a Reverse Stock Split is in the best interests of the Company and the Shareholders and that a Reverse Stock Split is likely to result in an increase in the marketability and liquidity of the Common Stock.

         FURTHER RESOLVED, that, prior to December 31, 2001, such Reverse Stock Split shall be effected as follows:

         Simultaneously with the effective date of November 26, 2001 of the Reverse Stock Split (the "Effective Date"), each share of the Company's Common Stock, $0.001 par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into any fraction thereof, into 1/10 of a share of the Company's outstanding Common Stock, $0.001 par value (the "New Common Stock"), depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and the shareholders, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof.

         From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

         FURTHER RESOLVED, that at any time prior to the Effective Date, notwithstanding approval and authorization of the Reverse Stock Split by the shareholders pursuant to the Written Consent of Shareholders, the Board of Directors may abandon such Reverse Stock Split without further action by the shareholders.

                                    EXHIBIT B
                         WRITTEN CONSENT OF SHAREHOLDERS

         Pursuant to Section 78.320 of the Nevada Revised Statutes, as amended, which provides that any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if, before or after the action, a written consent setting forth the action so taken shall be signed by the shareholders holding at least a majority of the voting power. The undersigned, being ten (10) or less of the shareholders holding at least a majority of the voting power of Accident Prevention Plus, Inc., a Nevada corporation (the "Corporation"), do hereby take, consent, affirm and approve the following actions.

         WHEREAS the board of directors of the Corporation at a special meeting held on October 23, 2001 (the "Special Meeting") authorized and approved, subject to shareholder approval, certain corporate actions, which the board of directors deemed to be in the best interests of the Corporation and its shareholders;

         WHEREAS the board of directors of the Corporation at the Special Meeting further authorized and directed the submission to a limited number of shareholders of the Corporation holding at least a majority of the voting power the certain corporate actions to be approved and authorized by such shareholders of the Corporation;

         WHEREAS Section 78.320 of the Nevada Revised Statutes, as amended, provides that any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if, before or after the action, a written consent setting forth the action so taken shall be signed by the shareholders holding at least a majority of the voting power;

         WHEREAS the shareholders who have signed this Written Consent of Shareholders dated to be effective as of November 26, 2001 are shareholders of record as of November 1, 2001, and hold shares in excess of a majority of the Corporation's issued and outstanding shares of Common Stock.

         WHEREAS such shareholders have been fully apprised and informed of the nature of the certain corporate actions and have concluded that approval and authorization of such corporate actions would be beneficial to the Corporation and in the best interests of its shareholders; therefore, be it

                                        I

         RESOLVED that the following individuals be and hereby are elected and approved to serve as directors of the Corporation until the next annual meeting of shareholders or until their successors shall have been duly elected and qualified:

                  Jean-Claude Perche
                  Richard J. Goodhart
                  Jean Paul Daveau
                  Steven H. Warhman
                  Rhett Kirchhoff

                                       II

         RESOLVED that the selection of Grassi & Co., P.C. as the Corporation's independent public accountants for fiscal year ended December 31, 2001 be and hereby is ratified.

                                       III

         RESOLVED that a reverse stock split of one-for-ten of the Corporation's outstanding common stock (the "Reverse Stock Split") be and hereby is authorized and approved; and

         FURTHER RESOLVED that the board of directors of the Corporation be and hereby are authorized to effectuate the Reverse Stock Split upon a determination by the board of directors that the Reverse Stock Split is in the best interests of the Corporation and its shareholders.


         EXECUTED to be effective as of the 26th day of November, 2001.


                                    SHAREHOLDERS:

Date: November __, 2001             _______________________________
                                    Print Name

                                    -------------------------------
                                    Signature (Title if Appropriate)

                                    -------------------------------
                                    Address

                                    --------------------------------
                                    Number of Shares Held of Record

Date: November __, 2001             _______________________________
                                    Print Name

                                    -------------------------------
                                    Signature (Title if Appropriate)

                                    -------------------------------
                                    Address

                                    --------------------------------
                                    Number of Shares Held of Record


Date: November __, 2001             _______________________________
                                    Print Name

                                    -------------------------------
                                    Signature (Title if Appropriate)

                                    -------------------------------
                                    Address

                                    --------------------------------
                                    Number of Shares Held of Record


Date: November __, 2001             _______________________________
                                    Print Name

                                    -------------------------------
                                    Signature (Title if Appropriate)

                                    -------------------------------
                                    Address

                                    --------------------------------
                                    Number of Shares Held of Record


Date: November __, 2001             _______________________________
                                    Print Name

                                    -------------------------------
                                    Signature (Title if Appropriate)

                                    -------------------------------
                                    Address

                                    --------------------------------
                                    Number of Shares Held of Record

Date: November __, 2001             _______________________________
                                    Print Name

                                    -------------------------------
                                    Signature (Title if Appropriate)

                                    -------------------------------
                                    Address

                                    --------------------------------
                                    Number of Shares Held of Record


Date: November __, 2001             _______________________________
                                    Print Name

                                    -------------------------------
                                    Signature (Title if Appropriate)

                                    -------------------------------
                                    Address

                                    --------------------------------
                                    Number of Shares Held of Record